AGREEMENT OF MERGER

OF

SOLAR POWER, INC., A CALIFORNIA CORPORATION

AND

SOLAR POWER, INC., A NEVADA CORPORATION

This Agreement of Merger, dated as of the 14th day of February, 2007 (this “Merger Agreement”), is entered into by and among Solar Power, Inc., a California corporation (“SPI”) and Solar Power, Inc., a Nevada corporation (the “Company”).

RECITALS

A.         SPI is the wholly owned subsidiary of the Company. The respective Board of Directors of The Company and SPI have determined that, for the purpose of effecting a reincorporation of the Company into California, it is advisable and in the best interests of the two corporations and their shareholders that the Company be merged with and into SPI, with SPI being the surviving corporation (the “Merger”), upon the terms and conditions hereinafter set forth.

B.          As of the date of this Merger Agreement, the Company has authority to issue one hundred million (100,000,000) shares of Common Stock, $.0001 par value, of which 32,266,667 shares are issued and outstanding, and twenty million (20,000,000) shares of Preferred Stock, $.0001 par value, of which no shares are issued and outstanding.

C.          As of the date of this Merger Agreement, SPI has authority to issue one hundred million (100,000,000) shares of Common Stock, $.0001 par value, of which 1,000 shares are issued and outstanding, and twenty million (20,000,000) shares of Preferred Stock, $.0001 par value, of which no shares are issued and outstanding.

D.         The respective Board of Directors of the Company and SPI, the shareholders of the Company and the sole shareholder of SPI have adopted and approved this Merger Agreement.

AGREEMENT

The parties hereto agree as follows:

1.            Effective Time. The Merger shall become effective at such time (the “Effective Time”) as this Merger Agreement and the officers’ certificates of the Company and SPI are filed with the Secretary of State of the State of California pursuant to Section 1103 of the California General Corporation Law (the “CGCL”).

2.            Effect of the Merger. At the Effective Time, the Company shall be merged with and into SPI, the separate existence of the Company shall cease and SPI shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). At the Effective Time, all the property, rights, privileges, and powers of the Company and SPI shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and SPI shall become the debts, liabilities and duties of the Surviving Corporation.

3.            Articles of Incorporation and Bylaws. The Articles of Incorporation of SPI, as amended and in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation and the Bylaws of SPI, as amended and in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation.

4.            Directors and Officers. The directors and officers of SPI immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

5.            Effect on Capital Stock. For purposes of this Section 5, the following definitions shall apply:

“Company Stock” shall mean the Common Stock of the Company.

“Dissenting Shares” shall mean those shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters’ rights in accordance with the Nevada General Corporations Law (“NGCL”).

By virtue of the Merger and without any action on the part of SPI, the Company or their respective shareholders, the following shall occur at the Effective Time:

5.1        Conversion of Common Stock. Shares of Company Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and any shares to be cancelled pursuant to Section 5.2 below) shall, by virtue of the Merger, be converted automatically into one share of SPI’s common stock. Such newly issued shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation (“Total Consideration”).

5.2        Cancellation of the Company Stock Owned by the Company. All shares of Company Stock that are owned by the Company as treasury stock immediately prior to the Effective Time shall be cancelled and extinguished without any consideration thereof and no consideration shall be delivered or deliverable in exchange therefore hereunder or otherwise.

6.            Capital Stock of SPI. At the Effective Time, each share of capital stock of SPI (“SPI Common Stock”) issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto.

7.            Dissenters’ Rights. Any Dissenting Shares shall not be converted into the right to receive any portion of the Total Consideration, unless and until the holder of any such Dissenting

Shares fails to perfect or withdraws or otherwise loses his right to an appraisal of the fair market value of his Dissenting Shares. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to an appraisal of the fair market value of his Dissenting Shares under the NGCL, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Total Consideration to which such holder is entitled, without interest thereon.

The Company shall give SPI prompt notice of any demands received by the Company for the payment of fair market value for Dissenting Shares, and SPI shall have the right to direct all negotiations and proceedings with respect to such demands. The Company shall not make any such payment without SPI’s prior written consent.

8.            Options, Warrants, Convertible Securities and All Other Rights to Purchase Stock. Each issued and outstanding option, warrant, convertible security or other right to purchase shares of Common or Preferred Stock of the Company, shall be converted into such an option, warrant, convertible security or other right to purchase shares of Common or Preferred Stock of SPI, upon same terms and subject to the same conditions as set forth in the original agreements, documents, certificates or other instruments issued by the Company evidencing said options, warrants, convertible securities or other rights, as may be applicable. Such applicable number of Common and Preferred Stock shares shall be reserved for issuance by SPI for purposes of such options, warrants, convertible securities or other rights as so reserved by the Company on the Effective Date to acquire Common or Preferred Stock. On the Effective Date, SPI shall assume all obligations of the Company pertaining to options, warrants, convertible securities or other rights to purchase shares of Common or Preferred Stock.

9.            Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of the Company shall be deemed for all purposes to evidence ownership of and to represent shares of SPI into which the shares of the Company represented by such certificates have been converted as herein provided. The registered owner on the books and records of the Company or its transfer agent of any such outstanding stock certificate shall have and shall be entitled, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Company or its transfer agent, to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of SPI evidenced by such outstanding certificate as above provided.

10.          Stock Option/Equity Incentive Plans. On the Effective Date, SPI will assume all obligations of the Company under any and all stock option plan, equity incentive plan or such other benefit plan with respect to which rights or accrued benefits are outstanding.

11.          Rights and Duties of SPI. On the Effective Date and for all purposes the separate existence of the Company shall cease and shall be merged with and into SPI which, as the surviving corporation, shall thereupon and thereafter possess all the rights, privileges, immunities, licenses and franchises (whether of a public or private nature) of the Company; and all property (real, personal and mixed), all debts due on whatever account, all causes in action, and all and every other interest of or belonging to or due to the Company shall continue and be taken and deemed to be transferred to and vested in SPI without further act or deed; and the title to any real estate, or any interest therein, vested in the Company shall not revert or be in any way impaired by reason of such Merger; and SPI shall thenceforth be responsible and liable for all the liabilities and obligations of the Company; and, to the extent permitted by law, any claim existing, or action or proceeding pending, by or against the Company may be prosecuted as if the Merger had not taken place, or SPI may be substituted in the place of such corporation. Neither the rights of creditors nor any liens upon the property of SPI shall be impaired by the Merger. If at any time SPI shall consider or be advised that any further assignment or assurances in law or any other actions are necessary or desirable to vest the title of any property or rights of the Company in SPI according to the terms hereof, the officers and directors of SPI are empowered to execute and make all such proper assignments and assurances and do any and all other things necessary or proper to vest title to such property or other rights in SPI, and otherwise to carry out the purposes of this Merger Agreement.

12.	General Provisions.

12.1      Amendment. Prior to the Effective Time, this Merger Agreement may be amended by the parties hereto any time before or after approval hereof by the shareholders of the Company, but, after such approval, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

12.2      Severability. If one or more provisions of this Merger Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Merger Agreement, (ii) the balance of the Merger Agreement shall be interpreted as if such provision was so excluded and (iii) the balance of the Merger Agreement shall be enforceable in accordance with its terms.

12.3      Counterparts. This Merger Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

12.4      Gender. For purposes of this Merger Agreement, references to the masculine gender shall include feminine and neuter genders and entities.

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IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first written above.

SOLAR POWER, INC. a Nevada corporation By: /s/ Stephen C. Kircher Name: Stephen C. Kircher Title: Chief Executive Officer By: /s/ Alan M. Lefko Name: Alan M. Lefko Title: Secretary	SOLAR POWER, INC. a California corporation By: /s/ Stephen C. Kircher Name: Stephen C. Kircher Title: Chief Executive Officer By: /s/ Alan M. Lefko Name: Alan M. Lefko Title: Secretary

SOLAR POWER, INC., A NEVADA CORPORATION

OFFICERS’ CERTIFICATE

The undersigned, Stephen C. Kircher and Alan M. Lefko, on behalf of Solar Power, Inc., a Nevada corporation (the “Company”), do hereby certify that:

1.	They are the President and Secretary, respectively, of the Company.

2.            This Certificate is attached to the Agreement of Merger, dated February 14, 2007 (the “Agreement of Merger”), in the form duly approved by the Board of Directors of the Company providing for the merger (the “Merger”) of the Company with Solar Power, Inc., a California corporation.

3.            The Company has one authorized class of stock outstanding, designated as Common Stock. As of January 11, 2007 the authorized capital stock of the Company issued and outstanding and entitled to vote upon the Merger, consists of 32,266,667 shares of Common Stock.

4.            The principal terms of the Agreement of Merger in the form attached to this Certificate were duly approved by a majority vote of the outstanding shares of the Company’s Common Stock.

5.            The percentage vote required for such approval was more than 50% of the outstanding shares of the Corporation’s Common Stock.

The undersigned declares under penalty of perjury under the laws of the State of California that he has read the foregoing Certificate and knows the contents thereof and that the same is true and correct of his own knowledge. In witness whereof, the undersigned has signed and verified this Certificate in Granite Bay, California on February 14, 2007.

/s/ Stephen C. Kircher
Stephen C. Kircher, President

/s/ Alan M. Lefko
Alan M. Lefko, Secretary

SOLAR POWER, INC., A CALIFORNIA CORPORATION

OFFICERS’ CERTIFICATE

The undersigned, Stephen C. Kircher and Alan M. Lefko, on behalf of Solar Power, Inc., a California corporation (the “Corporation”), do hereby certify that:

1.	They are the President and Secretary, respectively, of the Corporation.

2.            This Certificate is attached to the Agreement of Merger, dated February 14, 2007 (the “Agreement of Merger”), in the form duly approved by the Board of Directors of the Corporation providing for the merger (the “Merger”) of the Corporation with and into Solar Power, Inc., a Nevada corporation.

3.            The Corporation has only one authorized class of shares outstanding, designated as Common Stock. As of February 7, 2007, the number of shares of the Corporation’s Common Stock issued and outstanding and entitled to vote upon the Merger was 1,000.

4.            The principal terms of the Agreement of Merger in the form attached to this Certificate were duly approved by the unanimous vote of the outstanding shares of the Corporation’s Common Stock.

5.            The percentage vote required for such approval was more than 50% of the outstanding shares of the Corporation’s Common Stock.

The undersigned declare under penalty of perjury under the laws of the State of California that they have read the foregoing Certificate and know the contents thereof and that the same is true and correct of their own knowledge. In witness whereof, the undersigned have signed and verified this Certificate at Granite Bay, California on February 14, 2007.

/s/ Stephen C. Kircher
Stephen C. Kircher, President

/s/ Alan M. Lefko
Alan M. Lefko, Secretary